Exhibit 99.1

Solar Power, Inc. Announces Record Fourth Quarter and Year 2011 Financial Results

ROSEVILLE, Calif.—March 28, 2012- Solar Power, Inc. (“SPI”) (OTCBB:SOPW), a leading developer of photovoltaic (“PV”) solar energy facilities (“SEF”), announced results for a record fourth quarter and year ended December 31, 2011.

Fourth Quarter 2011 Results:

Total net sales for the fourth quarter of 2011 were $59.0 million, up from $13.1 million for the fourth quarter of 2010 and up from $22.1 million for the third quarter of 2011.

Gross profit for the fourth quarter of 2011 was $8.7 million, compared with $2.1 million for the fourth quarter of 2010 and with $1.4 million for the third quarter of 2011.

Total operating expenses for fourth quarter 2011 were $3.0 million, or 5.0 percent of total net sales. This compared with total operating expenses of $2.3 million, or 17.6 percent of total net sales, for the fourth quarter of 2010 and with total operating expenses of $2.6 million, or 11.8 percent of total net sales, for the third quarter of 2011.

Net income for the fourth quarter of 2011 was $4.8 million, or $0.03 per basic and diluted share. This compared with a net loss of $0.4 million, or ($0.01) per basic and diluted share, for the fourth quarter of 2010 and with a net loss of $1.3 million, or ($0.01) per basic and diluted share, for the prior quarter.

Year 2011 Results:

For the year ended December 31, 2011, total net sales were $103.1 million, compared with total net sales of $35.4 million for 2010. Gross profit for 2011 was $12.8 million, compared with $5.3 million for 2010.

For 2011, the Company reported total operating expenses of $11.2 million, compared with total operating expenses of $12.2 million for 2010. The Company recorded a net loss of $0.5 million for 2011, or $0.00 per basic and diluted share, compared with a net loss of $9.4 million, or ($0.18) per basic and diluted share for 2010.

Cash and cash equivalents at December 31, 2011 were $23.9 million, compared with $1.4 million at December 31, 2010 and with $5.8 million at September 30, 2011.

“We’re pleased with our record fourth quarter and year 2011 financial results, which marked a year in which we completed SPI’s repositioning as a SEF developer,” said Stephen Kircher, CEO of SPI. “This enables SPI to pursue newer, more profitable projects, accelerating our access to market growth opportunities, and favorably impacting our outlook for total net sales for 2012.”

Recent Highlights:

•	Successfully shipped and recorded in fourth-quarter 2011 total net sales is a previously announced $42 million order from KDC Solar LLC for deployment of SEF projects in New Jersey

•	Announced a second large-scale project in Evros, Greece to develop a 2 megawatt fixed-ground-mount SEF

•	Selected to install a second solar system for Twentieth Century Fox Film Corporation comprising an additional 230 kilowatts for a rooftop PV solar system

•	Awarded engineering, construction and procurement contract to build 11.3 megawatt utility-scale project for the state of New Jersey

•

Secured $64 million in project financing, including $44 million from China Development Bank to fund SEFs in New Jersey and $20 million from LDK Solar, our parent company, for two projects in California

The company has filed a Form 8-K to report that it will file an amended Form 10-K/A for the year 2010 and amended quarterly reports on Form 10-Q/A for the first three quarters of 2011 to restate prior year financial statements due to a correction in accounting treatment for a single SEF project (Aerojet 1) initiated in 2009.

The potential impact of the restatement on the 2011 financial statements increases revenue by $1.8 million with a net loss of $35,000 and has no impact on 2011 earnings per share or cash. The restatement also increases total assets by $13.9 million and total liabilities of $14.6 million, with the difference being depreciation and interest expense.

2012 Business Outlook:

As noted in the Company’s news release issued February 22, 2012, SPI continues to expect that 2012 net sales will approximately double its 2011 levels.

Teleconference and Webcast on March 28:

SPI will hold a teleconference to discuss its fourth quarter and year end results today at 4:30 p.m. EDT on March 28, 2012. The call can be accessed by dialing 1-877-941-1428 when calling within the United States, or 1-480-629-9665 when calling internationally. A playback will be available through April 2, 2012. To listen to the playback, call 1-877-870-5176 within the United States, or 1-858-384-5517 internationally, and use PIN number 4526873.

This call is also being webcast by ViaVid Broadcasting and can be accessed by clicking on http://viavid.net/dce.aspx?sid=0000954D or by visiting www.spisolar.com or ViaVid’s website at www.viavid.net. The webcast will be available through April 4, 2012.

About Solar Power, Inc.:

Solar Power, Inc. is a vertically integrated PV solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the Company’s close relationship with LDK Solar, SPI extends the reach of its vertical integration from silicon to system. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class PV solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release contains certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes”, “expects” or similar expressions. The forward-looking statements contained in this press release include statements regarding the Company’s ability to execute its growth plan and meet revenue and sales estimates, enter into formal long-term supply agreements, and market acceptance of products and services. In particular, this release contains forward-looking statements regarding the viability and potential profitability of projects to be reviewed and pursued, and whether those projects will ultimately meet underwriting criteria, or financial modeling sufficient for the Company to undertake the projects. The commitments are to introduce and offer the projects, and the Company cannot predict whether all projects will fit within its financial model for execution, or upon terms that are acceptable to all parties involved. These statements also involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contacts:

Jim Pekarsky, CFO

Solar Power, Inc.

(916) 770-8100

jpekarsky@spisolar.com

Mike Anderson, Vice President Corporate Communications

Solar Power, Inc.

(916) 770-8119

manderson@spisolar.com

- Financials Attached –

SOLAR POWER, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	As of December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$23,855	$1,441
Accounts receivable, net of allowance for doubtful accounts of $611 and $28	59,621	5,988
Accounts receivable, related party	17,494	—
Note receivable	5,862	—
Costs and estimated earnings in excess of billings on uncompleted contracts	8,885	2,225
Costs and estimated earnings in excess of billings on uncompleted contracts, related party	360	—
Inventories, net	6,878	4,087
Asset held for sale	6,269	6,669
Prepaid expenses and other current assets	1,339	702
Restricted cash	250	285

Total current assets	130,813	21,397
Goodwill	435	435
Restricted cash	420	1,059
Property, plant and equipment at cost, net	14,010	15,024

Total assets	$145,678	$37,915

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,736	$6,055
Accounts payable, related party	46,125	—
Line of credit	6,000	—
Accrued liabilities	2,420	4,298
Income taxes payable	258	2
Billings in excess of costs and estimated earnings on uncompleted contracts	955	1,767
Billings in excess of costs and estimated earnings on uncompleted contracts, related party	2,992	—
Loans payable and capital lease obligations	4,319	3,808

Total current liabilities	70,805	15,930
Loans payable and capital lease obligations, net of current portion	33,116	14,633
Other liabilities	1,479	—

Total liabilities	105,400	30,563

Commitments and contingencies	—	—
Stockholders’ equity
Preferred stock, par $0.0001, 20,000,000 shares authorized, none issued and outstanding	—	—
Common stock, par $0.0001, 250,000,000 shares authorized	—	—
184,413,923 and 52,292,576 shares issued and outstanding	18	5
Additional paid in capital	75,336	42,114
Accumulated other comprehensive loss	(88)	(240)
Accumulated deficit	(34,988)	(34,527)

Total stockholders’ equity	40,278	7,352

Total liabilities and stockholders’ equity	$145,678	$37,915

SOLAR POWER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except for share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2011	2010	2011	2010
Net Sales
Net sales	$58,550	$13,077	$90,169	$35,353
Net sales, related party	490	—	12,903	—

Total sales	59,040	13,077	103,072	35,353

Cost of goods sold
Cost of goods sold	49,509	10,960	77,676	30,066
Cost of goods sold, related party	795	—	12,561	—

Total cost of goods sold	50,304	10,960	90,237	30,066

Gross profit	8,736	2,117	12,835	5,287

Operating expenses:
General and administrative	2,039	1,594	7,161	7,639
Sales, marketing and customer service	775	559	3,018	3,652
Engineering, design and product management	162	144	657	947
Impairment charge	—	—	400	—

Total operating expenses	2,976	2,297	11,236	12,238

Operating (loss) income	5,760	(180)	1,599	(6,951)
Other income (expense):
Interest expense	(309)	(359)	(1,517)	(1,433)
Interest income	114	(2)	185	—
Other income, net	(501)	22	(469)	(1,138)

Total other expense	(696)	(339)	(1,801)	(2,571)

Income (loss) before income taxes	5,064	(519)	(202)	(9,522)
Income tax expense (benefit)	259	(144)	259	(141)

Net income (loss)	$4,805	$(375)	$(461)	$(9,381)

Net income (loss) per common share
Basic and Diluted	$0.03	$(0.01)	$(0.00)	$(0.18)

Weighted average number of common shares used in computing per share amounts
Basic and Diluted	184,322,619	52,292,576	141,246,766	52,292,576